UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2025

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2025, Netcapital Inc. (the “Company”) filed articles of amendment (the “Articles of Amendment”) to the Company’s Articles of Incorporation, as amended, with the Utah Department of Commerce, Division of Corporations and Commercial Code to authorize 10,000,000 shares of “blank check” preferred stock. Following the filing of the Articles of Amendment, the Company will have the authority to issue 910,000,000 shares of capital stock, such total shares consisting of (i) 900,000,000 shares of common stock, $0.001 par value per share and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share. The Articles of Amendment was previously approved by the Company’s board of directors and authorized by the Company’s shareholders at the Company’s annual meeting of shareholders on September 25, 2024.

The foregoing description of the Articles of Amendment does not purport to be complete and are qualified in its entirety by reference to the complete text of the Articles of Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to Articles of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc. (Registrant)

	By:	/s/ Martin Kay
	Name:	Martin Kay
	Title:	Chief Executive Officer
Dated March 28, 2025

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